                                                                   EXHIBIT 23.1





                         INDEPENDENT AUDITOR'S CONSENT



We hereby consent to the use in this Registration Statement on Pacific Softworks, Inc. on Form SB-2 of our report dated January 29, 1999 (except for Notes 10, 13(d), 13(e) and 14 as to which the date is July 6, 1999), appearing in the Prospectus, which is a part of such Registration Statement relating to the consolidated financial statements of Pacific Softworks, Inc. and Subsidiary, and to the reference to our Firm under caption "Experts" in such Prospectus.




                                      MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                      Certified Public Accountants



Los Angeles, California
July 8, 1999